EXHIBIT 10.31

                           R.W. PRESSPRICH & CO. INC.
                              520 Madison Avenue
                           New York, New York  10022


                                                           November 9, 2006


Bion Environmental Technologies, Inc.
641 Lexington, 17th Floor
New York, New York 10022
Attention:	Mark A. Smith, President

     Re:  Engagement Letter - Placement Agent, Financial Advisor and Arranger

     This letter confirms the agreement between R.W. Pressprich & Co., Inc. ("RWP" or "we" or "us") and Bion Environmental Technologies, Inc. (the "Company" or "you" or "Bion") as follows:

     1. Engagement. The Company hereby engages RWP to act as its sole and exclusive (except as provided in Section 11 hereof) placement agent, financial advisor and arranger in connection with: (i) proposed offerings by private placements ("Placements") of equity, equity-linked or debt securities (and equity-kickers, if any) issued by the Company or any of its subsidiaries or affiliates (including any special purpose vehicles (each such entity, an "SPV") created for the purpose of holding and/or financing projects, including, without limitation, promissory notes issued by an SPV which are exchangeable for shares of the Company's common stock ("Common Stock") or other equity securities of the Company, and shares of preferred stock of the Company or an SPV which provide for pay-in-kind dividends and are convertible into or exchangeable for shares of Common Stock (collectively, the "Securities"), and (ii) subject to the successful completion of the Initial Placements (as hereinafter defined), Project (as hereinafter defined) financing facilities, including, without limitation, the entering into by the Company or any of its subsidiaries or affiliates or SPVs of project finance credit facilities or other financing arrangements for the purpose of providing project financing (collectively, "Facilities") for Bion integrated projects ("Project" or "Projects").

     We accept this engagement ("Engagement") upon the terms and conditions set forth in this engagement letter ("Agreement"). During the term of our Engagement, we will, as appropriate to the Engagement:

     * consult with you in planning and implementing Placements, and the negotiations for, the entering into of and arranging Facilities (and/or commitments therefor);

     * review the business and operations of the Company and its historical and projected financial condition;

     * assist you in preparing and distributing relevant documents we mutually agree are beneficial or necessary to the consummation of the Placements or the entering into of Facilities (and/or commitments therefor), including documents describing the Company, the Securities, and the terms of the Placements and/or the Facilities (collectively, the "Offering Materials");



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     *  assist you in preparing for due diligence conducted by prospective purchasers of the Securities and/or lenders or agents (collectively, "Lenders") for the Facilities;

     * assist you in identifying and contacting prospective purchasers of the Securities and Lenders for Facilities;

     * consult with you as to the structure and timing of the Placements and for the Facilities;

     * assist you in negotiating definitive documentation with prospective purchasers of the Securities and with prospective Lenders for the Facilities and, if requested by you, participate in such negotiations; and

     * render such other financial advisory and investment banking services as may from time to time be agreed upon by RWP and the Company.

     You acknowledge and agree that our Engagement pursuant to this Agreement does not constitute an agreement or a commitment, express or implied, by us or any of our affiliates to underwrite, purchase or place any Securities or otherwise provide any financing, or to provide loans (or commitments therefor) or serve as an agent under any Facility, nor an agreement by you to issue and sell any Securities. The Placements and services rendered in connection with the Facilities (and any commitments therefor) will be made by RWP, if at all, on a "best efforts" basis.

    You further acknowledge and agree that our services hereunder shall be subject to, among other things, satisfactory completion of due diligence by RWP, market conditions, the absence of adverse changes to the Company's business or financial condition and other conditions that RWP may deem appropriate for placements and engagements of such nature. During the term of this Engagement, you will not make any commitment with any other person to sell Securities or enter into Facilities (or commitments therefor) without our prior written consent, except as permitted hereunder.

     2.  Term.

         (a) Our engagement for one or more Placements shall automatically expire one hundred twenty (120) days after the date of this Agreement, unless extended in writing by RWP and the Company (the "Initial Term"); provided, however, that upon the successful completion of not less than U.S. $10 million in aggregate gross proceeds of Placements on terms and conditions acceptable to the Company (as set forth at Annex B hereto unless agreed otherwise in writing) during the Initial Term (the "Initial Placements"), the expiration date of the term of our engagement for Placements of Securities shall be extended to the five (5) year anniversary of the date of this Agreement, unless extended in writing by RWP and the Company. From and after the date of the successful completion of the Initial Placements, you or we may terminate our engagement under this Agreement, with or without cause, upon sixty (60) days' written notice to the other party; provided, however,


Bion Environmental Technologies, Inc.
November 9, 2006
Page 3


no such notice may be given by you prior to one hundred eighty (180) days after the closing of the Initial Placements; further provided, however, that the Company shall not exercise this right to terminate RWP's engagement under this Agreement so long as RWP has obtained firm commitments from qualified investors to fund each Facility within the period (from thirty (30) to ninety
(90) days, said period being agreed upon by Bion and RWP) from the date on which Bion presents RWP with a Project and seeks a financing Facility for such Project and RWP agrees to begin marketing the Project financing. If RWP does not agree to begin marketing the Project financing, RWP must specify the reasons that the marketing can not commence and communicate such reasons to the Company in writing within five (5) business days.

         (b) Our engagement and right to serve as the exclusive financial advisor, arranger and placement agent for Facilities (or commitments therefor) shall commence upon the successful completion of the Initial Placements and shall automatically expire upon the earlier of (i) five (5) years from the date of this Agreement or (ii) the consummation of at least fifteen (15) Facilities with aggregate commitments under all such facilities of not less than U.S. $2,000,000,000, in each case unless extended in writing by RWP and the Company. You or we may terminate our engagement under this Agreement, with or without cause, upon ten (10) days' written notice to the other party; provided, however, no such notice may be given by you prior to one hundred eighty (180) after the closing of the Initial Placements, further provided, however, that the Company shall not exercise this right to terminate RWP's engagement under this Agreement so long as RWP has obtained firm commitments from qualified investors to fund each Facility within the period (from thirty (30) to ninety (90) days, said period being agreed upon by Bion and RWP) from the date on which Bion presents RWP with a Project and seeks a financing Facility for such Project and RWP agrees to begin marketing the Project financing. If RWP does not agree to begin marketing the Project financing, RWP must specify the reasons that the marketing can not commence and communicate such reasons to the Company in writing within five (5) business days.

         (c) Upon termination or expiration, this Agreement shall have no further force or effect, except that the provisions concerning the obligations provided in Annex A, the Company's obligation to pay RWP fees and expenses as described in this Agreement, the confidentiality provisions of
Section 8, the status of RWP as an independent contractor, your representations, warranties and agreements, the limitation on to whom RWP shall owe any duties, governing law, choice of forum, successors and assigns, and waiver of the right to trial by jury shall survive any such termination or expiration of this Agreement. A "Tail Period" shall extend for eighteen
(18) months from the date of termination pursuant to this Section 2 or automatic expiration of this Agreement; provided, however, to the extent that Bion (without the services of another broker or agent) completes a Project financing or Facility during the Tail Period, RWP shall receive a sum equal to twenty percent (20%) of the fees which RWP would have received had RWP provided the Facility for the Project pursuant to this Agreement.

     3. Fees. For our services under this Agreement, you agree to pay us the following fees:


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Page 4



     * Placement Fee. A placement fee payable at the closing of the Initial Placements and subsequent Placements consisting of: (i) seven percent (7%) of the gross proceeds of all Securities sold in a Placement (including sales to any entity affiliated or associated with RWP) with: (A) fifty percent (50%) of such fee shall be payable in cash and (B) fifty percent (50%) of such fee shall be payable in shares of Common Stock, which stock shall be valued at the implied price per share of Common Stock sold in the Placement (assuming the conversion, exercise and/or exchange of all Convertible Securities (as hereinafter defined) into the maximum number of shares of Common Stock into which the Securities shall be convertible); provided, however, that in the event that the Securities issued in the Placement consist solely of Securities which do not include Common Stock or Convertible Securities, the portion of the placement fee due under this clause (i)(B) shall be payable, at the option of RWP, in (x) cash or (y) in shares of Common Stock at a price per share equal to the fair market value thereof as reasonably determined in good faith by the board of directors of the Company; and (ii) warrants to purchase up to (A) five percent (5%) of the Securities sold in the Placement, if the Securities are Common Stock, and/or (B) that number of shares of Common Stock equal to five percent (5%) of the number of shares of Common Stock into which the Securities shall be convertible, exercisable and/or exchangeable into or for, if the Securities are Convertible Securities. Such warrants shall have a five (5) year term, an exercise price equal to one hundred twenty percent (120%) of the price per share of the Securities sold in the Placement, cashless exercise provisions and otherwise be of like tenor as the other warrants, if any, issued in such Placement.
         As used in this Agreement, the term "Convertible Securities" means Securities, other than Common Stock, that are convertible, exercisable or exchangeable into or for shares of Common Stock, including, without limitation, warrants, rights, options, convertible preferred stock, convertible notes, exchangeable preferred stock and exchangeable notes, whether or not such Securities are issued by the Company or any subsidiary, affiliate or SPV of the Company.

         You will also pay us the same commission (cash, shares of Common Stock and warrants) on any financing by you or any of your affiliates involving the issuance of Securities consummated pursuant to any agreement, commitment or understanding which is entered into within the Tail Period; provided, however, in the case of termination pursuant to Section 2 hereof, such commission only extends to Securities sold to investors with whom you have had contact through introduction by RWP prior to such termination; further provided, however, to the extent that Bion (without the services of another broker or agent) completes a Project financing or Facility during the Tail Period, RWP shall receive a sum equal to twenty percent (20%) of the fees which RWP would have received had RWP provided the Facility for the Project pursuant to this Agreement. We will deliver to you, reasonably promptly following the date of termination, a schedule listing the investors with whom you or we had contact prior to termination.



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     *   Placement Expenses.  Upon receipt of an invoice, you agree to promptly reimburse us for our reasonable out-of-pocket expenses incurred in preparing to market and marketing the Securities, including, but not limited to, travel, reasonable fees and disbursements of our legal counsel, and printing and distribution of Offering Materials, whether or not a closing occurs, but such reimbursement will not exceed $50,000 in the aggregate in connection with a Placement, without your approval which approval shall not be unreasonably withheld or delayed.

     * Facility Fees. The fees to be charged in connection with a Facility shall be paid in cash, stock warrants or a combination thereof on the closing date of a Facility and shall be deemed to be earned upon the closing of such Facility (or any other project financing facility or arrangements entered into between a Lender (or any affiliate thereof) within six (6) months after the termination of our engagement pursuant to Section 2(b) hereof), in an amount to be reasonably agreed to by the parties prior to the entering into of any such Facility (or commitment therefor), which amount shall reflect the then-current market rate for performing services of such type and tenor.

     * Facility Expenses. The expenses incurred in connection with a Facility shall be in accord, and paid in a time and manner consistent with, the then-current market provisions for performing services of such type and tenor.

     4. Indemnification and Contribution. The Company and RWP agree to the provisions with respect to the Company's indemnity of RWP and RWP's indemnity of the Company and other matters set forth on Annex A attached hereto, the terms of which are hereby incorporated into this Agreement by reference in their entirety and made a part of this Agreement.

     5. Representations, Warranties and Agreements of the Company. You represent and warrant to, and agree with us, that:

         (a) The Company has not taken, and will not take, any action, directly or indirectly, that may cause a Placement to fail to be entitled to an exemption from registration under the U.S. federal securities laws, or applicable state securities or "blue sky" laws. The Company shall be responsible for any costs and expenses associated with filings, applications or registrations with any governmental or regulatory body, including, without limitation, those associated with any sales pursuant to Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and "blue sky" laws;

         (b) The Company hereby warrants that the Offering Materials, and any other information relating to the Company or a Placement, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of circumstances under which they were made, not misleading. The Company agrees to provide RWP with (i) prompt notice of any material development affecting the Company or the occurrence of any event or other change known to the


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November 9, 2006
Page 6


Company that could result in the Offering Materials containing an untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, (ii) copies of any financial reports as soon as reasonably practicable and (iii) such other information concerning the business and financial condition of the Company as RWP may from time to time reasonably request. RWP will have the right to approve the Offering Materials and other written communications furnished by or on behalf of the Company in connection with a Placement and/or the Facilities. The Company will comply with Securities and Exchange Commission Regulation FD;

         (c) The Company acknowledges that RWP will be using information provided by others, including, without limitation, information provided by or on behalf of the Company, and that RWP does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information; and

         (d) At each closing, you will permit us to rely on the representations and warranties of the Company. The Company will cause to be furnished to RWP and the purchasers of the Securities, on each closing date of a Placement, copies of such opinions of counsel and such other documents, letters, certificates and opinions as RWP or the purchasers may reasonably request in form and substance reasonably satisfactory to RWP and its counsel and the purchasers and their counsel. To the extent the Company's counsel shall deliver a legal opinion in connection with a Placement to the purchasers of the Securities, such opinion shall also be addressed to RWP and be in form and substance satisfactory to the purchasers of the Securities and RWP. Such opinion of counsel will be modified as appropriate to also address any warrants or other securities of the Company issued to us in connection with the Placement and the shares of Common Stock issuable upon exercise of such warrants.

     6. Compliance with Law. It is understood that the Company intends the Placements to take the form of private placements exempt from the registration requirements of the 1933 Act. If a Placement takes such form, the Company shall enter into agreements with the purchasers of the Securities (the "Transaction Agreements") whereby (a) the Company prepares and delivers a private placement memorandum which contains, among other things, a description of the applicable Placement and the Securities offered therein, all of the material information about the Company and its business, and all of the financial statements and other financial information that, in each case, would be required to be included in a registration statement filed with the U.S. Securities and Exchange Commission ("SEC") for the registration of such Securities on Form S 1, (b) the Company will file a Form D (pursuant to Regulation D promulgated under the 1933 Act) with the SEC and in each state where Securities are being placed with respect to each Placement and (c) the Company will promptly notify the OTC Bulletin Board (or any stock exchange or market on which the Common Stock is then quoted if the Common Stock is not then quoted on the OTC Bulletin Board) (the "Quotation Market") that it intends to offer and sell the Securities as contemplated in accordance with the rules and regulations of the Quotation Market and the Company's (or the market-maker's for the Common Stock, as the case may be) listing agreement with that organization.


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     The Transaction Agreements shall (i) state, in substance, that the
Securities have not been registered with the SEC and may not be offered, sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the 1933 Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the 1933 Act and such laws, and (ii) provide that any certificates representing or evidencing Securities issued by the Company in a Placement shall include a legend substantially in the form set forth below:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

     7. Registration Rights. The Company agrees to provide the registration rights described below to RWP and investors in the Placements (and their respective successors and permitted transferees), which will be on customary terms and conditions for transactions of the types described below and will include, among other things, indemnification provisions for the benefit of RWP and the holders of Registrable Securities (as hereinafter defined) and any agents, underwriters, managers or arrangers participating in such registrations.

         (a) Certain Definitions. For the purposes of this Section 7, (i) "Effective Time" shall mean such time, if any, on or after the date hereof that the Company shall become subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; and (ii) "Registrable Securities" shall mean each share of Common Stock issued to RWP or any investor in a Placement in connection herewith (including each share of Common Stock to be issued upon the conversion, exchange or exercise of any Convertible Security) until the two (2) year anniversary of the issuance of such share of Common Stock (or the Security convertible, exchangeable or exercisable into or for such share, as applicable), which Security constitutes a "restricted security" within the meaning of Rule 144(a)(3)(i) promulgated under the 1933 Act.

         (b) Demand Registrations. At any time following the 180th day after the Effective Time (i) the holders of a majority of Registrable Securities may request one registration under the 1933 Act during any consecutive twelve (12) month period (a "Demand Registration") of all or part of their Registrable Securities on Form S-3 (except if the Company is not then eligible to use Form S-3, then such registration shall be on Form S-1 or Form SB-2 or on another appropriate form in accordance herewith permitting registration of the Securities for resale by such holders in the manner or manners designated by them), in which the Company will pay all registration expenses. The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of a registration in which the holders of Registrable Securities were given piggyback rights pursuant to
Section 7(c) or within twelve (12) months after the closing a prior Demand Registration. The Company will be required to file a registration within sixty (60) days after a request for a Demand Registration and shall use


Bion Environmental Technologies, Inc.
November 9, 2006
Page 8


commercially reasonable efforts to have such registration declared effective as soon as practicable thereafter; provided that the Company may postpone for up to a total of sixty (60) days the filing or the effectiveness of a registration statement for a Demand Registration if such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other transaction or any material corporate development, including without limitation, a Facility financing hereunder; provided, further, that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as the one permitted Demand Registration within the twelve (12) month period applicable thereto.

         (c) Piggyback Registrations. If at any time following the Effective Time the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, including, without limitation, in connection with the registration of the Company's securities in a subsequent financing, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall include in such registration statement all of the Registrable Securities requested to be so included by the holders thereof, subject to the written approval of the underwriter, if any, for such offering, with respect to any portion of the Registrable Securities to be included in such registration which would exceed ten percent (10%) of the total number shares of Common Stock to be included in such registration; provided, however, that (i) if, at any time after giving written notice of is intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities.

     8. Confidentiality. We agree to use all material non-public information provided to us by you or on your behalf solely for the purpose of providing the services that are the subject of this Agreement and, except as otherwise required by law, regulation or legal process, to treat all such information confidentially and not disclose such information to any third party without the Company's consent, other than to our affiliates and our respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Placement, the Facilities or any other services provided by us or our affiliates to you and your affiliates. We accept responsibility for compliance with the provisions of this paragraph by the persons referred to above. This undertaking by us will automatically terminate one year following the earlier of completion of the Placement or termination of our engagement hereunder.


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Page 9


     9. Disclosure. The Company agrees that any information or advice rendered by RWP or its representatives in connection with this Agreement is solely for the confidential use of the Company and, except as otherwise required by applicable law, regulation or legal process, the Company will not and will not permit any third party to disclose, reproduce, disseminate, quote or otherwise refer to such advice or information in any manner without RWP's prior written consent, which consent shall not be unreasonably withheld.

    10. No Third Party Beneficiaries. The Company acknowledges and agrees that RWP has been retained to act as exclusive placement agent and financial advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of RWP is not intended to confer rights upon any person not a party to this Agreement (including shareholders, employees or creditors of the Company) as against RWP or its affiliates, or their respective directors, officers, employees or agents. Accordingly, no other person (other than as set forth in Annex A attached hereto) will acquire or have any rights by virtue of this Agreement.

    11. Exclusivity. During the Term of this Agreement, the Company will not permit any stockholder, employee, affiliate, advisor or representative of the Company to engage any other person to perform any financial or similar advisory services for the Company with respect to any potential Placement and/or Facility. If the Company or any of their respective stockholders, employees, affiliates or other advisors or representatives are contacted by any person concerning a potential Placement and/or Facility, the Company will inform RWP of such inquiry, and all relevant details thereof.
Notwithstanding the foregoing, the Company and RWP consent to the participation of Ardour Capital Investments, LLC ("Ardour") as a co-placement agent and/or participating dealer with respect to the Initial Placements and subsequent Placements of equity securities (including Convertible Securities); provided, however, that RWP shall serve as the lead and/or managing agent for each such Placement; further provided, however, if Ardour so participates in a Placement, Ardour will be entitled to not less than fifty percent (50%) of the Placement Fees in connection with Securities sold or placed by Ardour in each such Placement; further provided, however, Ardour will not have the right to participate as a placement agent in connection with any Facility or any Placement of non-convertible debt securities without the written consent of RWP; and provided, further, however, that as a condition to Ardour's engagement with respect to any Placement of Securities, Ardour must (i) be a broker dealer registered with the SEC, (ii) agree in writing to contribute its proportionate share of any contribution requirement RWP may have with respect to such Placement and (iii) enter into a mutually acceptable agreement with RWP with respect to such Placement.

    12. Independent Contractor. RWP shall act as an independent contractor under this Agreement, and any duties arising out of its engagement shall be owed solely to the Company. You acknowledge that nothing in this Agreement is intended to create duties to you or your creditors or security holders beyond those expressly provided for in this Agreement, and we and you specifically disclaim the creation of any fiduciary relationship between, or the imposition of any fiduciary duties on, either party.



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Page 10

    13. Participation in Future Offerings. If, during the period RWP is retained by the Company, the Company proposes to effect (as to itself or any of its subsidiaries or SPVs) any public offerings or private placements (including Rule 144A offerings or private placement not already the subject of this Agreement) of debt securities (other than Convertible Securities) or the refinancing of any Facility, the Company agrees to offer to engage RWP as the Company's (or such subsidiary's or SPV's, as the case may be) lead underwriter, initial purchaser, financial advisor, book-running manager or placement agent, as the case may be, in connection with such transaction(s) on terms and conditions customary to RWP for similar transactions; provided, however, that RWP may decline such engagement in its sole and absolute discretion at such time which decision shall be communicated to the Company within five (5) business days after such offer. If we agree to act in such capacity, the terms of such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by RWP, market conditions, the absence of adverse changes to the Company's business or financial condition and any other conditions that RWP may deem appropriate for transactions of such nature. This Agreement is neither an expressed nor implied commitment by us to act in any capacity in any such transaction or to purchase any securities in connection therewith, which commitment will only be set forth in a separate agreement.

    14. RWP Affiliates; Conflicts; Exculpation. At RWP's discretion, any right set forth herein may be exercised, and any services to be provided by RWP may be provided, by an affiliate of RWP. The Company hereby agrees that RWP and/or any affiliate or employee of RWP will have the right, but not the obligation, to purchase Securities or become a Lender for its own account and that any such purchase or loan will not constitute a conflict of interest for purposes of RWP's engagement hereunder; provided, however, that the right of such person to participate in a Facility as a Lender is subject to such person's ability to satisfy the reasonable eligibility requirements for a Lender under such Facility. You acknowledge that we are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in your debt or equity securities, or the debt or equity securities of your affiliates or other entities that may be involved in the transactions contemplated by this Agreement.

     In addition, we and our affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to you, the Placement or the Facilities. You also acknowledge that we and our affiliates have no obligation to use in connection with this engagement or to furnish you confidential information obtained from other companies.

     Furthermore, you acknowledge we may have fiduciary or other relationships whereby we or our affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or of potential investors or others with interests in respect of the Placement or the Facilities. You acknowledge that we or such affiliates may exercise such powers and otherwise perform our functions in connection with such fiduciary or other relationships without regard to our relationship with you hereunder.


Bion Environmental Technologies, Inc.
November 9, 2006
Page 11


     You acknowledge that we are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. You should consult with your own advisors concerning such matters and are responsible for making your own independent investigation and appraisal of the transactions contemplated by this Agreement, and we have no responsibility or liability to you with respect to such matters.

    15. Publicity. The Company acknowledges that upon completion of the Placement or the entering into a binding agreement with respect to the Facilities, RWP may, at its own expense, place an announcement in such newspapers and periodicals as it may choose, stating that RWP has acted as exclusive placement agent to the Company in connection with such Placement or Facility.

    16. Amendments and Successors. This Agreement may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of the Company and RWP. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and RWP. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions of this Agreement, which will remain in full force and effect.

    17. Entire Agreement; Modifications. This Agreement constitutes the entire agreement between RWP and the Company, and supersedes any prior agreements and understandings, with respect to the subject matter of this Agreement. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.

    18. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by e-mail of a Portable Document Format (PDF) file shall be effective as delivery of a manually executed counterpart of this Agreement.

    19. No Brokers. The Company acknowledges and agrees that there are no brokers, agents, representatives or other parties that have an interest in compensation paid or payable to RWP hereunder.

    20. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely and exclusively in a federal or state court located in The City, County and State of New York. By its execution hereof, the Company and RWP irrevocably submit to the in personam jurisdiction of the federal and state courts located in The City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon


Bion Environmental Technologies, Inc.
November 9, 2006
Page 12


them in The City of New York. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements. You and we hereby waive all right to trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) in connection with any dispute arising out of this Agreement or any matters contemplated by this Agreement.

                          [Signature Page Follows.]



Bion Environmental Technologies, Inc.
November 9, 2006
Page 13


     We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing correctly and completely sets forth our understanding by signing and returning to us the enclosed duplicate of this Agreement, which shall thereupon constitute a binding agreement.
Sincerely,

                                     R.W. PRESSPRICH & CO., INC.



                                     By:/s/ Patrick J. Gallaway
                                        Name:  Patrick J. Gallaway
                                        Title: Managing Director


Agreed and accepted as of the date first written above:

BION ENVIRONMENTAL TECHNOLOGIES, INC.



By:/s/ Mark A. Smith
   Name:  Mark A. Smith
   Title: President


                           Annex A to Engagement Letter

You, Bion, agree to (i) indemnify and hold harmless us, our affiliates (within the meaning of the 1933 Act), and each of our respective partners, directors, officers, agents, consultants, employees and controlling persons (within the meaning of the 1933 Act) (each of RWP and such other person or entity is hereinafter referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and expenses, joint or several, and all actions, inquiries, proceedings and investigations in respect thereof (and reasonable expenses incurred in investigation, defense, etc. in relation thereto), to which any Indemnified Person may become subject arising in any manner out of or in connection with our engagement or any matter referred to in the agreement to which this Annex A is attached and of which this Annex A forms a part (the "Agreement"), regardless of whether any of such Indemnified Persons is a party thereto, and (ii) immediately upon request reimburse an Indemnified Person for such person's legal and other expenses as they are incurred in connection with investigating, preparing, defending, paying, settling or compromising any such action, inquiry, proceeding or investigation (including, without limitation, usual and customary per diem compensation for any Indemnified Person's involvement in discovery proceedings or testimony), whether or not such action, inquiry, proceeding or investigation is initiated or brought by you, your creditors or stockholders, or any other person.

If the indemnity or reimbursement referred to above is, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, you agree to pay to or on behalf of each Indemnified Person contributions for losses, claims, damages, liabilities or expenses so that each Indemnified Person ultimately bears only a portion of such losses, claims, damages, liabilities or expenses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and you and your stockholders on the other hand in connection with any Placement or Facility, or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of each such Indemnified Person, respectively, and you as well as any other relevant equitable considerations; provided, however, that in no event will the aggregate contribution of all Indemnified Persons to all losses, claims, expenses, damages, liabilities or expenses in connection with any Placement or Facility exceed the amount of the fee actually received by us pursuant to this Agreement. The respective relative benefits received by us and you in connection with any Placement or Facility will be deemed to be in the same proportion as the aggregate fee paid or proposed to be paid to RWP in connection with any Placement or Facility bears to the aggregate consideration paid or proposed to be paid in such Placement or Facility, whether or not consummated.

Promptly after its receipt of notice of the commencement of any action or proceeding, any Indemnified Person will, if a claim in respect thereof is to be made against you pursuant to this letter, notify you in writing of the commencement thereof; but omission so to notify you will not relieve you from any liability which you may have to any Indemnified Person, except your obligation to indemnify for losses, claims, damages, liabilities or expenses to the extent that you suffer actual prejudice as a result of such failure, but will not relieve you from your obligation to provide reimbursement of expenses and any liability which you may have to an Indemnified Person otherwise than hereunder. If you so elect, you may assume the defense of such

                                   A-1


action or proceeding in a timely manner, including the employment of counsel (reasonably satisfactory to us) and payment of expenses, provided you permit an Indemnified Person and counsel retained by an Indemnified Person at its expense to participate in such defense. Notwithstanding the foregoing, in the event (i) you fail promptly to assume the defense and employ counsel reasonably satisfactory to us, or (ii) the Indemnified Person has been advised by counsel that there exist actual or potential conflicting interests between you or your counsel and such Indemnified Person, an Indemnified Person may employ separate counsel (in addition to any local counsel) to represent or defend such Indemnified Person in such action or proceeding, and you agree to pay the fees and disbursements of such separate counsel as incurred; provided however, that you will not, in connection with any one such action or proceeding, or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for fees and expenses of more than one separate firm of attorneys (in addition to any local counsel).

You will not, without our prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement, unless such settlement, compromise or consent includes an express, complete and unconditional release of us and each other Indemnified Person from all liability and obligations arising therefrom. Without your prior written consent, which will not be unreasonably withheld, delayed or conditioned, no Indemnified Person will settle or compromise any claim for which indemnification or contribution may be sought hereunder. Notwithstanding the foregoing sentence, if at any time an Indemnified Person requests that you reimburse the Indemnified Person for fees and expenses as provided in this Agreement, you agree that you will be liable for any settlement of any proceeding effected without your prior written consent if (i) such settlement is entered into more than 30 days after receipt by you of the request for reimbursement, and (ii) you will not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

You also agree that no Indemnified Person will have any liability to you or your affiliates, directors, officers, employees, agents, creditors or stockholders, directly or indirectly, related to or arising out of the Agreement or the services performed thereunder, except losses, claims, damages, liabilities and expenses you incur which have been finally judicially determined to have resulted primarily and directly from actions taken or omitted to be taken by such Indemnified Person due to such person's gross negligence or willful misconduct. In no event, regardless of the legal theory advanced, will any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. Your indemnification, reimbursement, exculpation and contribution obligations in this Annex A will be in addition to any rights that any Indemnified Person may have at common law or otherwise.

You understand that in the event that you reimburse RWP pursuant to this Annex A for the fees and expenses of its counsel, such reimbursement will be made on the basis of counsel's generally applicable rates, which may be higher than the rates that counsel charges RWP for other matters based on arrangements that it has entered into with such counsel.


                                    A-2


You acknowledge that the indemnity, reimbursement and contribution obligations under this Annex A shall be in addition to, and shall no way limit or otherwise adversely affect any rights that any Indemnified Person may have at law or equity. You shall not responsible for any losses, claims, damages, liabilities or expenses to the extent that such loss, claim, damage, liability or expense has been finally judicially determined to have resulted primarily and directly from actions taken or omitted to be taken by RWP and/or any Indemnified Person due to such person's gross negligence or willful misconduct. To the extent that any prior payment any Bion Party made to RWP or any Indemnified Person is determined to have been improper by reason of RWP's and/or such Indemnified Person's gross negligence or willful misconduct, RWP and/or such Indemnified Person will promptly pay the applicable Bion Party such amount.

Notwithstanding the limitations set forth above, RWP agrees to indemnify and hold harmless Bion, its affiliates (within the meaning of the 1933 Act) and their respective officers, directors, employees and agents and controlling persons (within the meaning of the 1933 Act) (each of Bion and such other person or entity is hereinafter referred to as a "Bion Party"), from any and all losses, claims, damages or liabilities (and reasonable expenses incurred in investigation, defense, etc. in relation thereto) related to, arising out of or in connection with the Agreement to the extent and in the manner set forth for above describing Bion's obligations to the Indemnified Persons, that have resulted from the willful misconduct or gross negligence of RWP. All procedures set forth in the prior paragraphs of this Annex A shall be applicable in regard the indemnification and other rights provided in this paragraph. RWP shall not be responsible for any losses, claims, damages, liabilities or expenses to the extent that such loss, claim, damage, liability or expense has been finally judicially determined to have resulted primarily and directly from actions taken or omitted to be taken by any Bion Party due to such person's gross negligence or willful misconduct. To the extent that any prior payment RWP made to a Bion Party is determined to have been improper by reason of such Bion Party's gross negligence or willful misconduct, such Bion Party will promptly pay RWP such amount.

Capitalized terms used, but not defined in this Annex A, have the meanings assigned to such terms in the Agreement.





















                                    A-3


                        Annex B to Engagement Letter

Unless agreed otherwise by RWP and Bion in writing, the Initial Placements shall consist of a placement of a new series of Bion preferred stock ("PFD Stock") in the amount of not less than $10.0 million gross proceeds with the following terms (in addition to the registration rights set forth in Section 7 of the agreement to which this Annex B is attached and of which this Annex B forms a part (the "Agreement")):

     (a) cumulative dividend rate of 2.5% to 3.0% per annum (based on prevailing market conditions at the time of such placement), which dividend shall be earned quarterly (with no accrual for partial quarters) and payable 'in kind' or in cash at the sole option of Bion;

     (b) convertible into shares of Common Stock at a price of $6.60 in liquidation preference (principal plus accrued dividends) of PFD Stock per share of Common Stock (subject to adjustment as described below, the "Conversion Price");

     (c) automatic conversion into shares of Common Stock at the Conversion Price upon the effectiveness of a registration statement registering the Common Stock underlying conversion of the PFD Stock; and

     (d) customary anti-dilution adjustments in the event of stock splits, stock dividends, reclassifications or other similar transactions and for weighted average anti-dilution adjustments in the event of below fair market value issuances of shares of Common Stock or Convertible Securities.

Capitalized terms used, but not defined in this Annex B, have the meanings assigned to such terms in the Agreement.